EXHIBIT 5.1

The Law Firm of

Christen Lambert

2920 Forestville Rd., Ste 100 PMB 1155 — Raleigh, North Carolina 27616 — Phone: 919-473-9130

E-Mail: christen@christenlambertlaw.com Web: christenlambertlaw.com

February 13, 2024

TPT Global Tech, Inc.

501 West Broadway, Suite 800

San Diego, CA 92101

Re:	2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to TPT Global Tech, Inc. in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of  3,500,000,000 shares of common stock, $0.001 par value per share (the “Shares”), of TPT Global Tech, Inc., a Florida corporation (the “Company”), issuable under the Company’s 2024 TPT Global Tech, Inc. Stock Option, Compensation and Award Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined the certificate of incorporation and bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (i) the Registration Statement and exhibits hereto; (ii) the Amended Articles of Incorporation of the Company, as amended, as currently in effect, certified as of the date hereof by an officer of the Company; (iii) the Bylaws of the Company, as amended, as currently in effect, certified as of the date hereof by an officer of the Company; (iv) the Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Florida, dated as of a recent date; (v) the Resolutions adopted by the board of directors of the Company relating to the approval of the Plan and the Registration Statement and the authorization of the issuance and registration of the Shares pursuant to the Awards, certified as of the date hereof by an officer of the Company; (iv) a specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company; (vii) the Plan, certified as of the date hereof by an officer of the Company; (viii) a certificate executed by an officer of the Company, dated February 2, 2024; and (ix) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

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 In expressing the opinion set forth below, we have assumed the following:

A.    Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Florida, the Business Corporations Act of the State of Florida and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Further no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ Christen Lambert
Christen Lambert, J.D. Attorney at Law

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